Exhibit  99.1

Media Contact:	Financial:
LuAnn Jenkins	Mark Veeh
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Reports Results for Third Quarter Fiscal 2009; Announces Plan to Reduce Expenses

•                  Q3 sales were $292 million, down 31% from Q2 of fiscal 2009 and down 36% from Q3 of fiscal 2008

•                  Q3 EPS of 9 cents per diluted share down from 16 cents in Q2

•                  Sales outlook for Q4 of fiscal 2009 expected to be down 5 to 10 percent

•                  Company announces plan to reduce expenses; will immediately eliminate 850 positions

•                  National to consolidate manufacturing facilities, impacting an additional 875 positions over next several quarters

SANTA CLARA, Calif. — March 11, 2009 — National Semiconductor Corp. (NYSE:NSM) today reported sales of $292 million and net income of $21.1 million, or 9 cents per diluted share, for the third quarter of fiscal 2009, which ended March 1, 2009.  In National’s second quarter of fiscal 2009, the company reported $422 million in sales and $36 million in net income or 16 cents per diluted share.  Gross margin of 57.5 percent in National’s third quarter of fiscal 2009 was down from the 65.8 percent gross margin achieved in the second quarter of fiscal 2009.

Compared to last year, sales decreased approximately 36 percent from the $453 million reported in the third quarter of fiscal 2008, and earnings per diluted share declined from the 29 cents recorded one year ago.  Gross margin decreased from the 64.3 percent reported in the third quarter of fiscal 2008.

Notable Items in Q3, Fiscal 2009 Results

Third quarter fiscal 2009 results included approximately $11 million of discrete income tax benefits, primarily due to the realization of deferred taxes associated with a former equity investment.  In addition, since National’s fiscal 2009 is a 53-week year, there were 14 weeks in the third fiscal quarter. The fourth fiscal quarter will be a normal 13-week quarter.

Bookings for Q3, Fiscal 2009

In the third quarter of fiscal year 2009, total bookings decreased by approximately 25 percent compared to the second quarter of fiscal 2009. This decline was primarily driven by lower order rates from the distribution channel, which services a large number of customers across a broad range of industries and markets.  Regionally, the third quarter bookings decline was seen broadly across all major geographies.  Total company billings exceeded bookings in the third quarter.

Outlook for Q4, Fiscal 2009

National expects sales in the fourth quarter of fiscal 2009 to decrease sequentially by 5 to 10 percent as the company’s distribution channel continues to be negatively impacted by the weak economy.

Company Announces Plan to Re-align Spending and Consolidate Manufacturing

In response to economic conditions and related business levels, National will take actions in the fourth quarter of fiscal 2009 to reduce overall expenses and shift more of its R&D investments towards new and emerging growth opportunities.  As part of the plan, the company will eliminate approximately 850 positions worldwide in product lines, sales and marketing, manufacturing and support functions.  Notification to affected employees will begin immediately.

As part of the manufacturing consolidation plan, the company will close its assembly and test plant in Suzhou, China and its wafer fabrication plant in Arlington, Texas.  The closures will occur in phases over several quarters, eventually resulting in the elimination of an additional 875 positions.  The volume currently being supported by these two facilities will be transferred primarily to other National locations.  After the consolidation, National will have three manufacturing facilities: wafer fabrication plants in South Portland, Maine and Greenock, Scotland and an assembly and test facility in Melaka, Malaysia.

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In total, for all of the actions discussed above, it is estimated that the company will ultimately incur between $160 million and $180 million in charges, consisting of severances, asset impairments and other exit-related costs, of which $130 million to $145 million would likely be recorded in the fourth quarter of fiscal 2009 and the remainder in ensuing quarters.  National currently employs about 6,500 people worldwide, and these actions will result in the elimination of 26 percent of the company’s workforce.

“The worldwide recession has impacted National’s business as demand has fallen considerably,” said Brian L. Halla, chairman and CEO.  “However, the actions we announced today will help us remain competitive as we continue to focus on growing markets that can benefit from our new energy-efficiency initiatives.”

Dividend Declaration

The company announced that the Board of Directors has declared a cash dividend of $0.08 per outstanding share of common stock and that the dividend will be paid on April 14, 2009 to shareholders of record at the close of business on March 23, 2009.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future performance and cost savings, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.  Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, the timing of certain activities and the costs to be incurred in conducting certain activities, and the ramp up and sale of new analog products.  Other risk factors are included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 25, 2008 under the captions “Outlook”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained therein and the 10-Q for the quarter ended Nov. 23, 2008.

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About National Semiconductor

National Semiconductor creates energy-efficient analog and mixed-signal semiconductors.  Its PowerWise® products enable systems that consume less power, extend battery life, and generate less heat.  Headquartered in Santa Clara, Calif., National reported sales of $1.89 billion for fiscal 2008 which ended May 25, 2008.  Additional company and product information is available at www.national.com.

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 1,	Feb. 24,	March 1,	Feb. 24,
	2009	2008	2009	2008
Net sales	$292.4	$453.4	$1,179.6	$1,423.9
Cost of sales	124.3	161.7	426.9	514.1
Gross margin	168.1	291.7	752.7	909.8

Research and development	72.9	87.1	254.1	272.8
Selling, general and administrative	66.5	77.4	217.8	235.7
Severance and restructuring (recovery) expenses	(1.4)	19.6	27.8	18.1
Other operating (income) expense, net	(0.2)	0.4	(0.4)	—

Operating expenses, net	137.8	184.5	499.3	526.6

Operating income	30.3	107.2	253.4	383.2
Interest income	2.0	7.7	9.6	29.0
Interest expense	(18.7)	(22.6)	(55.7)	(65.9)
Other non-operating income (expense), net	1.0	(5.4)	(14.1)	(7.3)

Income before taxes	14.6	86.9	193.2	339.0
Income tax (benefit) expense	(6.5)	14.0	56.2	89.9

Net income	$21.1	$72.9	$137.0	$249.1

Earnings per share:
Basic	$0.09	$0.30	$0.60	$0.96
Diluted	$0.09	$0.29	$0.58	$0.92

Selected income statement ratios as a percentage of sales:

Gross margin	57.5%	64.3%	63.8%	63.9%
Research and development	24.9%	19.2%	21.5%	19.2%
Selling, general and administrative	22.7%	17.1%	18.5%	16.6%
Net income	7.2%	16.1%	11.6%	17.5%

Effective tax rate	(44.5)%	16.1%	29.1%	26.5%

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	March 1, 2009	May 25, 2008
ASSETS
Current assets:
Cash and cash equivalents	$777.1	$736.8
Receivables	82.6	137.3
Inventories	149.6	148.6
Deferred tax assets	82.6	82.9
Other current assets	44.1	66.0

Total current assets	1,136.0	1,171.6

Net property, plant and equipment	542.0	557.3
Goodwill	60.5	60.5
Deferred tax assets	273.4	247.5
Other assets	101.5	112.2

Total assets	$2,113.4	$2,149.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$187.5	$62.5
Accounts payable	47.6	53.5
Accrued expenses	119.9	180.3
Income taxes payable	33.4	12.3

Total current liabilities	388.4	308.6

Long-term debt	1,244.4	1,414.8
Long-term income taxes payable	158.8	143.4
Other non-current liabilities	69.1	85.4

Total liabilities	1,860.7	1,952.2

Commitments and contingencies

Shareholders’ equity:
Common stock of $0.50 par value	114.8	116.3
Additional paid-in-capital	25.7	—
Retained earnings	199.5	167.4
Accumulated other comprehensive loss	(87.3)	(86.8)

Total shareholders’ equity	252.7	196.9

Total liabilities and shareholders’ equity	$2,113.4	$2,149.1

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	Nine Months Ended
	March 1, 2009	Feb. 24, 2008
Cash flows from operating activities:
Net income	$137.0	$249.1
Adjustments to reconcile net income with net cash provided by operating activities:
Depreciation and amortization	92.0	99.7
Share-based compensation	53.8	70.0
Excess tax benefit from share-based payment arrangements	(4.4)	(13.8)
Tax benefit associated with stock options	6.8	23.5
Loss on investments	14.1	7.1
Loss (gain) on disposal of equipment	0.3	(0.2)
Non-cash restructuring (release) expenses	(2.1)	4.5
Other, net	1.9	2.3
Changes in certain assets and liabilities, net:
Receivables	52.2	(3.0)
Inventories	(1.2)	29.8
Other current assets	0.5	21.5
Accounts payable and accrued expenses	(56.1)	35.8
Current and deferred income taxes	30.3	20.2
Other non-current liabilities	(32.9)	(28.4)
Net cash provided by operating activities	292.2	518.1
Cash flows from investing activities:
Purchase of property, plant and equipment	(75.7)	(79.3)
Proceeds from sale of property, plant, and equipment	1.0	16.5
Proceeds from sale of investments	—	0.2
Funding of benefit plan	(6.2)	(4.7)
Redemption and net realized losses (gains) of benefit plan	10.4	(0.8)
Other, net	0.7	(1.9)
Net cash used in investing activities	(69.8)	(70.0)
Cash flows from financing activities:
Proceeds from unsecured senior notes, net of issuance costs	—	992.9
Proceeds from bank borrowings, net of issuance costs	—	1,996.5
Repayment of bank borrowing	(47.0)	(1,531.2)
Payment on software license obligations	—	(8.7)
Excess tax benefit from share-based payment arrangements	4.4	13.8
Minimum tax withholding paid on behalf of employees for net share settlements	(0.2)	(14.2)
Issuance of common stock	35.1	81.2
Purchase and retirement of treasury stock	(128.4)	(1,899.8)
Cash dividends declared and paid	(46.0)	(36.2)
Net cash used in financing activities	(182.1)	(405.7)
Net change in cash and cash equivalents	40.3	42.4
Cash and cash equivalents at beginning of period	736.8	828.6
Cash and cash equivalents at end of period	$777.1	$871.0

PART I.  FINANCIAL INFORMATION

EARNINGS PER SHARE (Unaudited)

(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 1, 2009	Feb. 24, 2008	March 1, 2009	Feb. 24, 2008

Earnings per share:
Basic	$0.09	$0.30	$0.60	$0.96
Diluted	$0.09	$0.29	$0.58	$0.92

Net income used in basic and diluted earnings per share calculation	$21.1	$72.9	$137.0	$249.1

Weighted-average shares outstanding:
Basic	228.4	245.4	228.7	258.2
Diluted	231.3	255.5	235.5	270.3

OTHER FINANCIAL STATEMENT DETAIL

(In millions)

	Three Months Ended		Nine Months Ended
	March 1, 2009	Feb. 24, 2008	March 1, 2009	Feb. 24, 2008
Other operating (income) expense, net

Net intellectual property income	$(0.2)	$(0.1)	$(0.4)	$(0.2)
Gain on sale of manufacturing plant assets	—	—	—	(3.1)
Litigation settlement	—	—	—	3.3
Other	—	0.5	—	—
Total other operating (income) expense, net	$(0.2)	$0.4	$(0.4)	$—

Other non-operating expense, net

Trading securities:
Change in net unrealized holding losses	$1.0	$(5.4)	$(14.1)	$(7.1)
Non-marketable investments:
Gain from sale	—	—	—	(0.2)
Total other non-operating income (expense), net	$1.0	$(5.4)	$(14.1)	$(7.3)

Share-based compensation expense	$18.3	$22.4	$53.8	$70.0

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